  Exhibit 10.1

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

This AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT (this “Agreement”), dated as of February 8, 2017, is entered into by and among (i) Smart Server, Inc., a Nevada corporation (the “Company”), (ii) Berrard Holdings Limited Partnership, a Delaware limited partnership (“BHLP”), (iii) Steven R. Berrard (“Berrard” and together with BHLP, “Berrard Holders”), (iv) Marshall Chesrown (“Chesrown” and together with Berrard Holders, the “Major Stockholders” and each, a “Major Stockholder”), and (v) the other stockholders of the Company listed on the signature page (the “Other Stockholders”) (each of the Company, the Major Stockholders and the Other Stockholders is a “Party” and collectively are referred to in this Agreement as the “Parties”).

WHEREAS, the Parties desire to provide for certain governance rights and other matters, and to set forth certain rights and obligations of the Parties with respect to the Company and the Common Stock (as defined below) owned by such Party on and after the date hereof.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
ARTICLE I
DEFINITIONS
As used in this Agreement, the following terms shall have the following respective meanings:

“Accepting Party” has the meaning set forth in Section 2.5(a)(ii).

“Affiliate” means, with respect to any Person, any (a) director, officer, limited or general partner, member or stockholder holding five percent (5%) or more of the outstanding capital stock or other equity interests of such Person, (b) spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of a Person specified in clause (a) above relating to such Person) and (c) other Person that, directly or indirectly, through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

“Agreement” has the meaning set forth in the preamble.

“Approved Sale” has the meaning set forth in Section 2.4(a).

“Beneficial Owner” has the meaning given to such term in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act.

“Berrard” has the meaning set forth in the preamble.

“Berrard Director” has the meaning set forth in Section 2.1(d).

“Berrard Holders” has the meaning set forth in the preamble.

“BHLP” has the meaning set forth in the preamble.

“Board” means the Board of Directors of the Company.

“Change of Control Transaction” means a transaction or a series of related transactions (including by way of merger, consolidation, recapitalization, or reorganization, but excluding a Stock Sale) the result of which is that the stockholders of the Company immediately prior to such transaction or series of related transactions are (after giving effect to such transaction or series of related transactions) no longer, in the aggregate, the Beneficial Owners, directly or indirectly through one or more intermediaries, of more than 50% of the issued and outstanding voting securities of the Company.

“Charter” has the meaning set forth in Section 2.1(b).

“Chesrown” has the meaning set forth in the preamble.

“Chesrown Directors” has the meaning set forth in Section 2.1(a).

“Committee” has the meaning set forth in Section 2.1(b).

“Common Stock” means the shares of any class of common stock of the Company.

“Company” has the meaning set forth in the preamble.

“Company Transaction Notice” has the meaning set forth in Section 2.4(a).

“Control” means (including, with correlative meanings, “controlled by” and “under common control with”), with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Equity Securities” means all shares of capital stock of the Company, including, without limitation, all securities convertible into or exchangeable for shares of capital stock of the Company, and all options, warrants, and other rights to purchase or otherwise acquire from the Company shares of such capital stock, including any stock appreciation or similar rights, contractual or otherwise.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exempt Sale” means a sale of Common Stock if the number of shares being sold, together with all sales of Common Stock sold for the account of the seller within three months from the date of the proposed sale do not exceed 1% of the shares of Common Stock outstanding as shown by the most recent report or statement published by the Company.

“Exiting Major Stockholder” has the meaning set forth in Section 2.5(b).

“Exiting Stockholder” has the meaning set forth in Section 2.5(a).

“Exiting Stockholder Notice” has the meaning set forth in Section 2.5(a)(i).

“Independent Third Party” means any Person who is not a Stockholder or an Affiliate of any Stockholder.

“Major Stockholders” has the meaning set forth in the preamble and “Major Stockholder” means each of them.

“Minimum Threshold” has the meaning set forth in Section 2.1(a).

“Offered Shares” has the meaning set forth in Section 2.5(a).

“Other Stockholders” has the meaning set forth in the preamble.

“Parties” has the meaning set forth in the preamble and “Party” means each of them.

“Permitted Transfer” means any of the foregoing: (a) a Transfer of Equity Securities as a bona fide gift, (b) a Transfer to such Stockholder’s family or by will or intestate succession to such Stockholder’s family or to a trust, the beneficiaries of which are exclusively such Stockholder or members of such Stockholder’s family, (c) a Transfer by such Stockholder to any entity that is directly or indirectly Controlled by, or is under common Control with, such Stockholder, (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the sale of Equity Securities, provided that such plan does not provide for the transfer of Equity Securities during the Restricted Period, (e) a Transfer of Equity Securities for purposes of paying any such Stockholder’s tax liability related to or in connection with vested equity awards of the Company or (f) in the case of NextGen Dealer Solutions, LLC a transfer to Halcyon Consulting, LLC.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a governmental entity.

“Public Offering” means any underwritten sale of common equity securities of the Company or any of its subsidiaries (or any corporate successor to either of them) pursuant to an effective registration statement under the Securities Act filed with the SEC.

“Restricted Period” means the earlier of (i) October 19, 2017, or (ii) the date on which the Company receives at least $3,500,000 in proceeds of any equity financing.

“ROFO Acceptance Notice” has the meaning set forth in Section 2.5(a)(ii).

“ROFO Notice Period” has the meaning set forth in Section 2.5(a)(i).

“Sale of the Company” means either (i) the sale, lease, license, transfer, conveyance or other disposition, in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, including through a direct or indirect sale of subsidiary equity securities, or (ii) a Change of Control Transaction.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Stockholders” has the meaning set forth in Section 2.4(b).

“Stock Sale” has the meaning set forth in Section 2.4(b).

“Stock Sale Notice” has the meaning set forth in Section 2.4(b).

“Stockholders” means the Major Stockholders and the Other Stockholders and “Stockholder” means any of them.

“Transfer” means (i) offer to sell, (ii) pledge of, (iii) sale of, (iv) contract to sell, (v) sale of any option or contract to purchase, (vi) purchase of any option or contract to sell, (vii) grant of any option, right or warrant to purchase, or (viii) lending or otherwise transferring or disposing of, directly or indirectly, any Equity Securities.

ARTICLE II
BOARD REPRESENTATION; LOCK-UP; DRAG-ALONG RIGHTS; RIGHTS OF FIRST OFFER
2.1. Board Representation.
(a) As of the date hereof, the Board shall be comprised of six (6) directors. From and after the date hereof and for so long as Chesrown, or an Affiliate of Chesrown beneficially owns, in the aggregate, at least 1,000,000 shares of the issued and outstanding Common Stock (the “Minimum Threshold”), the Board shall be comprised of no more than six (6) directors, and Chesrown shall be entitled to (i) nominate three (3) individuals to the Board (such individuals, including their respective successors, the “Chesrown Directors”), to serve as members of the Board until their respective successors are elected and qualified, (ii) nominate any successor to each Chesrown Director, and (iii) direct the removal from the Board of any Chesrown Director; provided, that at least two of the Chesrown Directors shall be “independent” as defined by the applicable rules and regulations of the SEC and the NASDAQ stock market. The Chesrown Directors shall initially be Marshall Chesrown, Mitch Pierce, and Kevin Westfall.
(b) Beginning with the first annual meeting of stockholders after the date hereof and thereafter, for so long as Chesrown or an Affiliate of Chesrown beneficially owns, in the aggregate, at least the Minimum Threshold, each nomination to the Board of any Chesrown Director for election at an annual meeting of stockholders of the Company shall be made by delivering to the Company a notice signed by Chesrown, which notice shall include the names and qualifications of such proposed Chesrown Directors. As promptly as practicable, the Company shall provide a copy of such notice to the Company’s Corporate Governance and Nominating Committee (the “Committee”), which shall, if the proposed Chesrown Director satisfies the criteria for qualifications of directors set forth in the Charter of the Committee (the “Charter”) in all material respects, as determined in good faith by the Committee, at the next Committee meeting at which Board nominees are determined for purposes of the Company’s annual meeting of stockholders, make a recommendation to the Board that such Chesrown Directors shall be nominated for election to the Board at the Company's next annual meeting of stockholders and shall, in the Company’s proxy statement relating to such annual meeting, recommend to the Company's stockholders that the stockholders should vote their Common Stock in favor of the election of the proposed Chesrown Directors. If the Committee reasonably determines in good faith that a proposed Chesrown Director does not meet such criteria, the Committee shall notify Chesrown of such fact within 10 days following receipt of the Chesrown Notice, specifying in reasonable detail the reasons for the determination that such criteria have not been met, and within 10 calendar days Chesrown may submit to the Committee a new proposed Chesrown Director.
(c) For so long as Chesrown or an Affiliate of Chesrown beneficially owns, in the aggregate, at least the Minimum Threshold, each nomination to the Board of any Chesrown Director for election other than at an annual meeting of stockholders of the Company (whether due to the resignation, removal or death of a Chesrown Director or otherwise) shall be made by delivering to the Company a notice signed by Chesrown, which notice shall include the names and qualifications of such proposed Chesrown Director. As promptly as practicable, the Company shall provide a copy of such notice to the Committee, which shall, if the proposed Chesrown Director satisfies the criteria for qualifications of directors set forth in the Charter in all material respects, as determined in good faith by the Committee, as promptly as practicable, make a recommendation to the Board that such Chesrown Directors shall be appointed for election to the Board, which appointment may be made by the Board to the extent permitted pursuant to the Company’s bylaws. As promptly as practicable thereafter, the Company shall take or cause to be taken such corporate actions as may be required to cause such appointment to be effected. If the Committee reasonably determines in good faith that such proposed Chesrown Director does not meet such criteria, the Committee shall notify Chesrown of such fact within 10 days of receipt of the Chesrown Notice, specifying in reasonable detail the reasons for the determination that such criteria have not been met, and within 10 calendar days Chesrown may submit to the Committee a new proposed Chesrown Director.
(d) From and after the date hereof and for so long as Berrard, or an Affiliate of Berrard beneficially owns, in the aggregate, at least the Minimum Threshold, the Board shall be comprised of no more than six (6) directors, and Berrard shall be entitled to (i) nominate one individual to the Board (such individual, including such individual's successor, the “Berrard Director”), to serve as a member of the Board until the Berrard Director's successor is elected and qualified, (ii) nominate any successor to the Berrard Director, and (iii) direct the removal from the Board of the Berrard Director. The Berrard Director shall initially be Steven R. Berrard.

(e) Beginning with the first annual meeting of stockholders following the date hereof and thereafter, for so long as Berrard, or an Affiliate of Berrard beneficially owns, in the aggregate, at least the Minimum Threshold, each nomination to the Board of any Berrard Director for election at an annual meeting of stockholders of the Company shall be made by delivering to the Company a notice signed by Berrard, which notice shall include the name and qualifications of the proposed Berrard Director. As promptly as practicable, the Company shall provide a copy of such notice to the Committee which shall, if the proposed Berrard Director satisfies the criteria for qualifications of directors set forth in the Charter in all material respects, as determined in good faith by the Committee, at the next Committee meeting at which Board nominees are determined for purposes of the Company’s annual meeting of stockholders, make a recommendation to the Board that such Berrard Director shall be nominated for election to the Board at the Company's next annual meeting of stockholders and shall, in the Company’s proxy statement relating to such annual meeting, recommend to the Company's Stockholders that the Stockholders should vote their Common Stock in favor of the election of the proposed Berrard Director. If the Committee reasonably determines in good faith that a proposed Berrard Director does not meet such criteria, the Committee shall notify Berrard of such fact within 10 days following receipt of the Berrard Notice, specifying in reasonable detail the reasons for the determination that such criteria have not been met, and within 10 calendar days Berrard may submit to the Committee a new proposed Berrard Director.
(f) For so long as Berrard or an Affiliate of Berrard beneficially owns, in the aggregate, at least the Minimum Threshold, each nomination to the Board of any Berrard Director for election other than at an annual meeting of stockholders of the Company (whether due to the resignation, removal or death of a Berrard Director or otherwise) shall be made by delivering to the Company a notice signed by Berrard, which notice shall include the names and qualifications of such proposed Berrard Director. As promptly as practicable, the Company shall provide a copy of such notice to the Committee, which shall, if the proposed Berrard Director satisfies the criteria for qualifications of directors set forth in the Charter in all material respects, as determined in good faith by the Committee, as promptly as practicable, make a recommendation to the Board that such Berrard Director shall be appointed for election to the Board, which appointment may be made by the Board to the extent permitted pursuant to the Company’s bylaws. As promptly as practicable thereafter, the Company shall take or cause to be taken such corporate actions as may be required to cause such appointment to be effected. If the Committee reasonably determines in good faith that such proposed Berrard Director does not meet such criteria, the Committee shall notify Berrard of such fact within 10 days of receipt of the Berrard Notice, specifying in reasonable detail the reasons for the determination that such criteria have not been met, and within 10 calendar days Berrard may submit to the Committee a new proposed Berrard Director.
(g) The Company shall include in the slate of nominees recommended by the Board for election as directors each Chesrown Director and the Berrard Director for so long as Chesrown and Berrard, respectively, are entitled to nominate the Chesrown Directors and the Berrard Director pursuant to this Agreement. Each of Berrard, Chesrown, and each of the Stockholders covenants and agrees to vote all Equity Securities held by such person or their Affiliate for the election to the Board of all individuals nominated in accordance with this Section 2.1.
2.2. Vacancies and Removal.
Each Stockholder agrees to vote, or cause to be voted, all Equity Securities beneficially owned by it, or over which such Person has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:
(a) the Berrard Director and the Chesrown Directors are elected at each annual meeting of the Company’s stockholders and serve until their successors are duly elected and qualified or until their earlier resignation or removal in accordance with this Agreement;
(b) neither the Berrard Director nor any Chesrown Director is removed from office unless such removal is directed or approved by Berrard or Chesrown, respectively, or such removal is for cause, as reasonably determined in good faith by the Board; and

(c) any vacancies created by the resignation, removal or death of the Berrard Director or any Chesrown Director shall be filled as proposed by Berrard or Chesrown, respectively, in accordance with Section 2.1 of this Agreement.
2.3. Restrictions on Transfer and Other Agreements.
(a) Each Stockholder hereby agrees that such Stockholder will not, prior to the end of the Restricted Period, Transfer any Common Stock held by such Stockholder as of the date hereof. The foregoing sentence shall not apply to (a) any Permitted Transfer of Common Stock acquired prior to the date hereof, (b) any Transfer of Common Stock acquired by a Stockholder after the date hereof, or (c) any Transfer by any Other Stockholder which is approved in writing by the Major Stockholders. For purposes of this Section 2.3(a), to the extent any Transfer of Common Stock by a Stockholder reduces the number of shares of Common Stock held by such Stockholder below the number of shares held by such Stockholder as of the date hereof such Transfer shall constitute a Transfer of Common Stock acquired prior to the date hereof.
(b) Neither any Stockholder nor any of its Affiliates shall grant any proxy or enter into or agree to be bound by any voting trust, agreement or arrangement of any kind with any Person with respect to its Common Stock if and to the extent the terms thereof conflict with the provisions of this Agreement and each Stockholder shall take all necessary actions within its power to cause the Company to comply with the provisions of this Agreement.
(c) For as long as this Agreement remains in effect, any Person acquiring Common Stock from a Stockholder, other than any Person acquiring such Common Stock in an Exempt Sale, as a condition of effecting the Transfer on the books of the Company and acquiring any rights as a stockholder of the Company, shall execute and deliver to the Company a joinder agreeing to be bound by the terms of this Agreement in the same capacity as the transferring Stockholder.
2.4. Drag-Along Rights.
(a) If (1) the Board approves a Sale of the Company or the Company's stockholders receive a tender offer (other than a self tender) with respect to a majority of the issued and outstanding Common Stock and (2) each Major Stockholder that owns 10% or more of the issued and outstanding Common Stock votes or consents in writing to such Sale of the Company or agrees in writing to so vote or consent or, if applicable, tenders pursuant to such tender offer all (but not less than all) Common Stock of which such Major Stockholder is a Beneficial Owner (any Sale of the Company or tender offer that meets the requirements set forth in clauses (1) and (2), an “Approved Sale”), then, promptly after the satisfaction of both conditions, Major Stockholders that individually own 10% or more of the issued and outstanding Common Stock at the time of the Board approval, acting jointly with each other such Major Stockholder (or individually if there is only one Major Stockholder owning 10% or more of the issued and outstanding Common Stock at such time), may issue a written notice to all Other Stockholders stating that the transaction constitutes an Approved Sale and specifying the material terms of such Approved Sale (the “Company Transaction Notice”). From and after the date on which any Other Stockholder is in receipt of the Company Transaction Notice, such Other Stockholder shall vote for (whether at a meeting of stockholders or by written consent), cooperate with and raise no objections against, waive any dissenters rights, appraisal rights or similar rights, not otherwise impede, delay or dispute such Approved Sale and, in the case of a tender offer that constitutes an Approved Sale, tender their Common Stock in accordance with the terms of the tender offer. In the event that any Other Stockholder fails to comply with the terms of this Section 2.4(a), such Other Stockholder shall not be entitled to receive the consideration to which he, she or it is entitled until such Other Stockholder so complies.
(b) If the stockholders of the Company, including each Major Stockholder (such stockholders together, the “Selling Stockholders”), enter into a binding agreement to sell Common Stock representing more than 50% of the issued and outstanding Common Stock as of the date of the binding agreement (such sale, the “Stock Sale”), the Major Stockholders shall deliver to all Other Stockholders, with a copy to the Company, a written notice specifying the pricing and other material terms of the Stock Sale (the “Stock Sale Notice”). From and after the date on which any Other Stockholder is in receipt of the Stock Sale Notice, such Other Stockholder shall agree to sell and shall sell in the Stock Sale on the terms and conditions thereof all Common Stock owned by the Other Stockholders. Without limiting the foregoing,

(i) each Other Stockholder shall make or provide the same representations, warranties, covenants, indemnities and agreements as the Selling Stockholders make or provide in connection with the Stock Sale (except that in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to the Selling Stockholder, such Other Stockholder shall make the comparable representations, warranties, covenants, indemnities and agreements pertaining specifically to such Other Stockholder); provided, that all representations, warranties, covenants and indemnities shall be made by such Other Stockholder severally and not jointly and any indemnification obligation shall be pro rata based on the consideration received by such Other Stockholder, in each case in an amount not to exceed the aggregate proceeds received by such Other Stockholder in connection with the Stock Sale; and
(ii) the Company and each Other Stockholder shall take all necessary or desirable actions in connection with the consummation of the Stock Sale and any related transactions as reasonably requested by the Selling Stockholders, including (A) retaining investment bankers and other advisors approved by the Selling Stockholders; (B) furnishing information and copies of documents, (C) preparing and making filings with governmental authorities; (D) providing assistance with legal, accounting, tax, financial, benefits and other due diligence; and (E) otherwise cooperating with the Selling Stockholders and their respective representatives.
(c) The obligations of each Other Stockholder under Sections 2.4(a) and under Section 2.4(b) with respect to a Stock Sale are subject to the satisfaction of the following conditions: (i) that such Other Stockholder shall receive in exchange for his, her or its Common Stock the same form and amount of consideration per share of Common Stock as is received by each other holder of the same class of Common Stock and (ii) that such Approved Sale or Stock Sale is to an Independent Third Party.
(d) Each Other Stockholder hereby constitutes and appoints the Board in the case of an Approved Sale pursuant to Section 2.4(a) or the Selling Stockholders or their authorized representative in the case of a Stock Sale pursuant to Section 2.4(b) with full power of substitution, as his, her, or its true and lawful agent and attorney-in-fact, with full power and authority in his, her or its name, place and stead to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices to do and perform everything required or permitted to be done in connection with any Approved Sale or Stock Sale, as fully to all intents and purposes as such Other Stockholder might or could do in person, including taking any and all action on behalf of such Other Stockholder from time to time as contemplated hereunder, including executing and/or approving, on behalf of such Other Stockholder, any merger agreement, stock sale agreement, asset sale agreement or similar agreement relating to the Approved Sale or the Stock Sale, as the case may be, and any amendments thereto and waivers thereof, any transmittal letters and stock powers necessary to Transfer or surrender such Other Stockholder's Common Stock in accordance with any such agreement, and any other agreements, consents, approvals, resolutions, certificates, or other documents reasonably necessary or desirable to be executed and delivered in connection with the Approved Sale or the Stock Sale, as applicable. The foregoing powers of attorney are irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of such Other Stockholder and shall extend to such Other Stockholder’s heirs and personal representatives.
(e) The provisions of this Section 2.4 shall terminate and shall be of no further force or effect on December 31, 2018; provided that the Stockholders shall comply with the provisions of this Section with respect to any Company Transaction Notice or Stock Sale Notice delivered or required to be delivered prior to December 31, 2018.

2.5. Rights of First Offer.
(a) Except for Permitted Transfers, Exempt Sales and Transfers required pursuant to Section 2.4(a) or Section 2.4(b), if any Other Stockholder (such Stockholder, the “Exiting Stockholder”) proposes to Transfer any Common Stock owned by it (the “Offered Shares”) to any proposed transferee(s), the Exiting Stockholder shall first make an offering of the Offered Shares to the Major Stockholders and the Company in accordance with the provisions of this Section 2.5(a).
(i) The Exiting Stockholder shall give written notice (the “Exiting Stockholder Notice”) to the Company and the Major Stockholders stating its bona fide intention to Transfer the Offered Shares and specifying the number of Offered Shares and the material terms and conditions, including the price, pursuant to which the Exiting Stockholder proposes to Transfer the Offered Shares. The Exiting Stockholder Notice shall constitute the Exiting Stockholder's offer to Transfer the Offered Shares to the Major Stockholders and the Company, which offer shall be irrevocable for a period of 20 business days (the “ROFO Notice Period”). By delivering the Exiting Stockholder Notice, the Exiting Stockholder represents and warrants to the Company and each Major Stockholder that (x) the Exiting Stockholder has full right, title and interest in and to the Offered Shares, (y) the Exiting Stockholder has all the necessary power and authority and has taken all necessary action to sell such Offered Shares as contemplated by this Section 2.5(a), and (z) the Offered Shares are free and clear of any and all liens other than those arising as a result of or under the terms of this Agreement.
(ii) Upon receipt of the Exiting Stockholder Notice, each Major Stockholder and the Company shall have the right, exercisable by delivering a written notice (a “ROFO Acceptance Notice”) to the Exiting Stockholder prior to the end of the ROFO Notice Period, to purchase all (but not less than all) of the Offered Shares on the terms specified in the Exiting Stockholder Notice. Any ROFO Acceptance Notice so delivered shall be binding upon delivery and irrevocable by the Person delivering the notice. If more than one Person delivers a ROFO Acceptance Notice (each such Person, the “Accepting Party”), the Offered Shares shall be sold to each Accepting Party in equal shares (i.e. if each Major Stockholder and the Company accept, each such Person will acquire one-third of the Offered Shares), provided that Berrard and BHLP shall be treated as a single Person for purposes of this sentence. The Exiting Stockholder and each Accepting Party shall take all actions as may be reasonably necessary to consummate the sale contemplated by this Section 2.5(a) including, without limitation, entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate, and shall use their respective commercially reasonable efforts to consummate such sale as soon as practicable.
(iii) If the Company or any Major Stockholder does not deliver a ROFO Acceptance Notice during the ROFO Notice Period, such Person shall be deemed to have waived all of its or his rights to purchase the Offered Shares under this Section 2.5(a) in connection with the offering to which the Exiting Stockholder Notice relates. If neither any Major Stockholder nor the Company delivers a ROFO Acceptance Notice in accordance with Section 2.5(a)(ii), the Exiting Stockholder may, during the 60 day period following the expiration of the ROFO Notice Period and subject to any other applicable restrictions set forth in this Agreement, Transfer all of the Offered Shares to another transferee on terms and conditions no more favorable to that transferee than those set forth in the Exiting Stockholder Notice. If the Exiting Stockholder does not Transfer the Offered Shares within such 60 day period, the rights provided hereunder shall be deemed to be revived and the Offered Shares shall not be Transferred to the proposed transferee(s) unless the Exiting Stockholder sends a new Exiting Stockholder Notice in accordance with, and otherwise complies with, this Section 2.5(a).
(b) If Berrard or BHLP on the one hand or Chesrown on the other hand (any such Major Stockholder, the “Exiting Major Stockholder”) proposes to Transfer any Common Stock owned by such Person to any another Person, other than in an Exempt Sale, Permitted Transfer or pursuant to a Sale of the Company or a Stock Sale, the Exiting Major Stockholder shall first make an offering of such Common Stock to the Company and the other Major Stockholders; and such offeree(s) shall have the right to purchase such Common Stock from the Exiting Major Stockholder. The provisions of Section 2.5(a), including the obligation to deliver the Exiting Stockholder Notice to the Company and the other Major Stockholders, shall apply to any such offering (treating an Exiting Major Stockholder as an Exiting Stockholder and not as a Major Stockholder).

(c) This Section 2.5 shall terminate on the earlier of (i) June 30, 2018 and (ii) the date on which the Major Stockholders terminate the same by written notice to the Other Stockholders; provided that in the case of the termination pursuant to clause (i) the Stockholders shall comply with the provisions of this Section 2.5 with respect to any Exiting Stockholder Notice delivered or required to be delivered prior to June 30, 2018.

ARTICLE III
MISCELLANEOUS
3.1. Termination.
This Agreement shall terminate and be of no further force and effect upon the written agreement of Mr. Berrard and Mr. Chesrown.

3.2. Successors and Assigns; Beneficiaries.
Except as otherwise provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto and any of their respective successors and permitted assigns. This Agreement may not be assigned without the express prior written consent of the other parties hereto, and any attempted assignment, without such consents, will be null and void.

3.3. Amendment and Modification; Waiver of Compliance.
(a) This Agreement may be amended only by a written instrument duly executed by the Company and the Parties hereto.
(b) Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
3.4. Notices.
Any notice, request, claim, demand, document and other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by e-mail, facsimile, or first class mail, or by Federal Express, United Parcel Service or other similar courier or other similar means of communication to:
the Company, BHLP or Berrard:
4521 Sharon Road
Suite 370
Charlotte, NC 28211
sberrard@newrivercapital.com

with a copy to:
Akerman LLP
Attn: Michael Francis
350 East Las Olas Blvd, Suite 1600
Fort Lauderdale, FL 33301
michael.francis@akerman.com
Fax: 954.463.2224
Chesrown:
Marshall Chesrown
7303 Tidal Trace
Arlington, TX 76016
marshallchesrown@gmail.com

with a copy to:

S. Lee Terry, Jr.
Davis Graham & Stubbs LLP
1550 17th Street #500
Denver, CO 80202
less.terry@dgslaw.com
Fax: 303.893.1379

The Stockholders:
at such address set forth opposite such Stockholder’s
name on the signature page,
or, in each case, to such other address as such party may designate in writing to the other parties by written notice given in the manner specified herein.
3.5. Specific Performance.
Each party hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the other parties hereto would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and agrees that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to specific performance of this Agreement without the posting of bond.
3.6. Entire Agreement.
The provisions of this Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior oral and written agreements and memoranda and undertakings among the parties hereto with regard to such subject matter, including that certain Stockholders' Agreement dated October 19, 2016 by and among the Company, Berrard Holders, Chesrown and the other Company stockholders signatory thereto, as amended prior to the date hereof.
3.7. Severability.
If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

3.8. Governing Law.
This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to conflicts of law principles thereof.

3.9. Waiver of Jury Trial.
EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES OR ANY OF THEM IN RESPECT OF THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY AGREES THAT THE OTHER MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

3.10. Counterparts.
This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
3.11. Further Assurances.
At any time or from time to time after the date hereof, the parties hereto agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as any other party may reasonably request in order to evidence or effectuate the provisions of this Agreement and to otherwise carry out the intent of the parties hereunder.

3.12. Schedule 13D.
In accordance with the requirements of Rule 13d-1(k) under the Exchange Act, and subject to the limitations set forth therein, each Stockholder agrees to file, if appropriate, Schedule 13D no later than 10 calendar days following the date hereof and, if required, a Form 3 no later than 10 calendar days following the date on which a Stockholder first acquires Equity Securities.

IN WITNESS WHEREOF, each of the undersigned has signed this Stockholders’ Agreement as of the date first above written.
Smart Server, Inc.
By:/s/ Marshall Chesrown
Title:Chief Executive Officer
Berrard Holdings Limited Partnership
By:/s/ Steven R. Berrard
Title:
/s/ Steven R. Berrard
Steven R. Berrard
/s/ Marshall Chesrown
Marshall Chesrown

[Signature Page to Stockholders’ Agreement]

IN WITNESS WHEREOF, the undersigned has signed this Stockholders’ Agreement as of the date first above written.

Stockholder:
By:/s/ Marshall Chesrown
Name:
Title:

 [Signature Page to Stockholders’ Agreement]

IN WITNESS WHEREOF, the undersigned has signed this Stockholders’ Agreement as of the date first above written.

Stockholder:
By:/s/ Lori Sue Chesrown

Name: Lori Sue Chesrown
Title:

[Signature Page to Stockholders’ Agreement]

IN WITNESS WHEREOF, the undersigned has signed this Stockholders’ Agreement as of the date first above written.

Stockholder:
By: /s/ Thomas Aucamp

Name: Thomas Aucamp
Title:

[Signature Page to Stockholders’ Agreement]

IN WITNESS WHEREOF, the undersigned has signed this Stockholders’ Agreement as of the date first above written.

Stockholder:
By: /s/ Beverley Rath

Name: Beverley Rath
Title:

[Signature Page to Stockholders’ Agreement]

IN WITNESS WHEREOF, the undersigned has signed this Stockholders’ Agreement as of the date first above written.

Stockholder:
By: /s/ Jay Goodart

Name: Jay Goodart
Title:

[Signature Page to Stockholders’ Agreement]

IN WITNESS WHEREOF, the undersigned has signed this Stockholders’ Agreement as of the date first above written.

Stockholder: Blue Flame Capital, LLC
By: /s/ Denmar J. Dixon

Name: Denmar J. Dixon
Title: Managing Partner

[Signature Page to Stockholders’ Agreement]

IN WITNESS WHEREOF, the undersigned has signed this Stockholders’ Agreement as of the date first above written.

Stockholder:
By: /s/ Steven R. Berrard

Name: Steven R. Berrard
Title:   CFO

[Signature Page to Stockholders’ Agreement]

IN WITNESS WHEREOF, the undersigned has signed this Stockholders’ Agreement as of the date first above written.

Stockholder:
By: /s/ Jeffrey Cheek

Name: Jeffrey Cheek
Title:

[Signature Page to Stockholders’ Agreement]

IN WITNESS WHEREOF, the undersigned has signed this Stockholders’ Agreement as of the date first above written.

Stockholder: NextGen Dealer Solutions, LLC
By: /s/ Kartik Kakarala

Name: Kartik Kakarala
Title:   President

[Signature Page to Stockholders’ Agreement]

IN WITNESS WHEREOF, the undersigned has signed this Stockholders’ Agreement as of the date first above written.

Stockholder:
By: /s/ Jack Lynn

Name: Jack Lynn
Title:

[Signature Page to Stockholders’ Agreement]

IN WITNESS WHEREOF, the undersigned has signed this Stockholders’ Agreement as of the date first above written.

Stockholder:
By: /s/ Thomas Byrne

Name: Thomas Byrne
Title:

[Signature Page to Stockholders’ Agreement]

IN WITNESS WHEREOF, the undersigned has signed this Stockholders’ Agreement as of the date first above written.

Stockholder:
By:  /s/ Ralph Wegis

Name:  Ralph Wegis
Title:

[Signature Page to Stockholders’ Agreement]